UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WisdomTree Investments, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

250 West 34th Street, 3rd Floor New York, NY	10119
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

*

The Registrant is currently named WisdomTree Investments, Inc. Prior to the consummation of the Listing Transfer (as defined in this Form 8-A), the Registrant plans to change its name to “WisdomTree, Inc.”

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by WisdomTree Investments, Inc., a Delaware corporation (the “Company”), in connection with the transfer of the listing of the Company’s common stock, par value $0.01 per share (the “Common Stock”), from The NASDAQ Stock Market LLC to the New York Stock Exchange (the “Listing Transfer”). The Company plans to change its name from “WisdomTree Investments, Inc.” to “WisdomTree, Inc.” prior to the consummation of the Listing Transfer. The Common Stock will trade on the New York Stock Exchange under the trading symbol “WT.”

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock contained in the Registration Statement on Form 10 (File No. 001-10932) filed with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 31, 2011, as amended, including any amendments or reports filed for the purpose of updating such description, is hereby incorporated by reference in answer to this item.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WISDOMTREE INVESTMENTS, INC.

Date: November 3, 2022	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Chief Legal Officer and Secretary